UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                               February 17, 2010
                Date of Report (Date of earliest event reported)

                             IMMERSION CORPORATION
             (Exact name of Registrant as specified in its charter)

       Delaware                           000-27969              94-3180138
(State or other jurisdiction of  (Commission file number)     (I.R.S. Employer
      incorporation)                                        Identification No.)

                 801 Fox Lane, San Jose, CA               95131
           -----------------------------------------------------
          (Address of principal executive offices)    (Zip Code)

                                 (408) 467-1900
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

     Approval of Executive Bonus Plan

On February 17, 2010, the Compensation Committee of the Board of Directors of Immersion Corporation (the "Company") approved the 2010 Executive Bonus Plan (the "Plan"). Individuals who are executive officers of the Company, including each of the Company's named executive officers, are eligible to receive annual cash awards following the end of the year, based upon the attainment of performance objectives established by the Compensation Committee of the Board of Directors for the year, including revenue targets, EBITDA and other business objectives. The Chief Executive Officer can have the amount of the bonus increased or decreased based on a discretionary multiplier that is determined by the Board of Directors. Officers other than the Chief Executive Officer can have the amount of the bonus increased or decreased based on a discretionary multiplier that is recommended by the Chief Executive Officer and approved by the Compensation Committee.

In the event that a participant receives payment under this Plan and the Company later determines or uncovers an act or event of fraud or financial misstatements, the Company shall have the right, at its own discretion, to recover any or all of the bonus paid to the participant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Immersion Corporation



Date:  February 23, 2010         By:  /s/Amie Peters
                                      --------------
                                      Name: Amie Peters
                                      Title: Vice President, Legal